CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 61 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 11, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of Colonial High Yield Securities Fund, Colonial Income Fund and Colonial Strategic Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2000